
<ARTICLE> 5
<LEGEND>
The schedule contains summary financial information extracted from Dean
Witter Spectrum Select L.P. and is qualified in its entirety by reference to such financial instruments.
</LEGEND>

<PERIOD-TYPE>                   6-MOS
<FISCAL-YEAR-END>                          JUN-30-1998
<PERIOD-END>                               JUN-30-1998
<CASH>                                     151,884,281
<SECURITIES>                                         0
<RECEIVABLES>                                4,050,614<F1>
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                             161,593,991<F2>
<CURRENT-LIABILITIES>                                0
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                             0
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>               161,593,991<F3>
<SALES>                                              0
<TOTAL-REVENUES>                             6,196,647<F4>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                             7,844,496
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                            (1,647,849)
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                        (1,647,849)
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                               (1,647,849)
<EPS-PRIMARY>                                        0
<EPS-DILUTED>                                        0

<F1>Receivables include interest receivable of $561,726 and subscriptions receivable of $3,488,888.
<F2>In addition to cash and receivables, total assets include net unrealized gain on open contracts of $5,659,096.
<F3>Liabilities include redemptions payable of $2,323,087, accrued brokerage commissions of $938,360 and accrued management fees of $388,287.
<F4>Total revenue includes realized trading revenue of $6,761,724, net change in unrealized of $(3,968,065) and interest income of $3,402,988.

